UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2005

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Feldman Mall Properties, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-32365	13-4284187
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3225 North Central Avenue, Suite 1205 Phoenix, Arizona		85012
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 602-277-5559

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On August 26, 2005, Feldman Holdings Business Trust I (the “General Partner”), a wholly owned subsidiary of Feldman Mall Properties, Inc. (the “Company”) and the general partner of Feldman Equities Operating Partnership, LP (the “Partnership”), and the limited partners of the Partnership entered into the Second Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”). The Partnership Agreement was entered into to reflect the treatment of property interests held by the General Partner, the Company or any affiliate of the General Partner or the Company that are not held through the Partnership. The Partnership Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

ITEM 9.01	Financial Statements and Exhibits.

(c)	Exhibits.
Exhibit 10.1	Second Amended and Restated Agreement of Limited Partnership of Feldman Equities Operating Partnership, LP, dated as of August 26, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FELDMAN MALL PROPERTIES, INC.
By: /s/ Larry Feldman
Name: Larry Feldman
Title: Chairman and Chief Executive Officer

Date: August 30, 2005

ITEM 9.01	Financial Statements and Exhibits.

(c)	Exhibits.
Exhibit 10.1	Second Amended and Restated Agreement of Limited Partnership of Feldman Equities Operating Partnership, LP, dated as of August 26, 2005.